Exhibit 10.1
DEEPHAVEN
CAPITAL MANAGEMENT
March 15, 2006
Mr. Lyle Berman
Lakes Entertainment, Inc.
130 Cheshire Lane, Suite 101
Minnetonka, Minnesota 55305
     Re:       Trading in Lakes Entertainment, Inc.
Dear Mr. Berman:
     Deephaven Capital Management LLC (“Deephaven”) hereby offers to resolve the question of its disgorgement liability to Lakes Entertainment, Inc. (“Lakes”), arising from and in relation to the Trading Matter, as defined herein, through execution of this release (the “Release”) by both Deephaven and Lakes, and the payment by Deephaven to Lakes in fully available funds, as more specifically set forth below.
     1. For the consideration of two million, eight hundred five thousand, four hundred five dollars and no cents ($2,805,405.00) (the “Consideration”) paid by Deephaven, Lakes, for itself, its employees, officers, directors, agents, representatives, successors and assigns, releases and forever discharges Deephaven and its current and former officers, employees, directors, agents, representatives, affiliates (including, without limitation, any entity under common control with or by Deephaven), and each of their respective successors and assigns (collectively, the “Deephaven Parties”), of and from any and all claims, demands, damages, actions, causes of action, or suits at law or in equity, of whatever kind or nature, for or because of any matter or thing done, omitted or caused to be done by any of the Deephaven Parties on or before February 14, 2006 relating to or in connection with the trading of Lakes’ stock by one or more funds managed by Deephaven while Deephaven, as investment adviser to such funds, was in aggregate the beneficial owner of ten percent (10%) or more of the shares of common stock of Lakes and subject to Section 16(b) of the Securities Exchange Act of 1934 (the “Trading Matter”).
     2. Deephaven represents and warrants that all of its trades of Lakes’ stock required to be disclosed on SEC Form 5 by SEC rules and/or Section 16 of the Securities Exchange Act were in fact disclosed by Deephaven in the Form 5’s that it filed with the SEC.
     3. It is specifically understood and agreed by Lakes that the payment by Deephaven and acceptance of the Consideration is in full, final, and complete compromise, settlement and satisfaction of any claim, dispute, or action as between the parties relating to the Trading Matter. It is further understood that by executing this Release, Deephaven does not admit any liability, fault, or violation of law by Deephaven or by any Deephaven Party, and there are no covenants, promises, undertakings, or understandings outside of this Release.
     4. Lakes agrees to keep the terms of this Release confidential and non-public except to the extent disclosure may be required by law, subpoena, court order or upon inquiry by any securities regulatory body, self-regulatory organization, or tax authority.

     5. This Release may be amended, or its requirements waived, only by a writing signed by the parties.
     6. This Release embodies the entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes any prior understandings and agreements relating thereto. No other contract or agreement among the parties hereto relating to the subject matter hereof exists. No contract or agreement providing for the release of claims by Lakes, and no legal obligation of any kind whatsoever relating to the Trading Matter or the Release, will be deemed to exist other than as set forth herein.
     7. This Release will be governed by and construed in accordance with the internal laws of the State of Minnesota, without giving effect to the principles of conflict of laws thereof. Each party consents to the personal jurisdiction in such state and voluntarily submits to the jurisdiction of the federal courts of such state in any action or proceeding with respect to this Release, and specifically agrees that any action or suit related to this Release or the subject matter hereof shall be brought in the federal courts sitting in Minneapolis, Minnesota.
     8. Lakes, by execution of this document, states that the terms of this Release have been completely read and are fully understood and voluntarily accepted.
     If Lakes is in agreement with and accepts these terms, then please indicate its acceptance by signing in the space below. If you have any questions concerning the foregoing, please do not hesitate to contact the undersigned at (952) 249-5519.

Sincerely, DEEPHAVEN CAPITAL MANAGEMENT, LLC
By:	/s/Colin Smith
Its: Chief Executive Officer

AGREED AND ACCEPTED: LAKES ENTERTAINMENT, INC.
By:	/s/Timothy Cope
Its: President/CFO